UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2010 (December 20, 2010)
IASIS HEALTHCARE LLC
(Exact name of registrant as specified in its charter)

Delaware	333-117362	20-1150104

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Seaboard Lane, Building E Franklin, Tennessee	37067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 844-2747
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the previously announced management transition plan of IASIS Healthcare LLC (the “Company”), on December 20, 2010, IASIS Healthcare Corporation, sole member of the Company (“IASIS”), entered into an Agreement (the “Agreement”) with David R. White, effective October 31, 2010. Pursuant to the Agreement, IASIS will pay Mr. White an annual fee of $250,000 for his service as Chairman of the Board of IASIS for the period of November 1, 2010 through October 31, 2011. In addition, Mr. White will provide certain consulting services to IASIS from the period November 1, 2010 through October 31, 2012. Pursuant to the Agreement, Mr. White will receive $70,000 in exchange for the consulting services provided from November 1, 2010 through January 31, 2011, a monthly fee of $23,333.33 for the consulting services provided from February 1, 2011 through October 31, 2011 and a monthly fee of $20,833.33 for the consulting services provided from November 1, 2011 through October 31, 2012.
The foregoing summary of the Agreement is qualified in its entirety by reference to such agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1	Agreement, effective as of October 31, 2010, by and between IASIS Healthcare Corporation and David R. White

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE LLC
Date: December 23, 2010	By:	/s/ John M. Doyle
John M. Doyle
Chief Financial Officer

EXHIBIT INDEX

10.1	Agreement, effective as of October 31, 2010, by and between IASIS Healthcare Corporation and David R. White